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                                                                     Exhibit 2.2

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

      This AMENDMENT is made as of January 11, 2001 among OPTIVISION, INC., a California corporation ("Optivision"), AMNIS SYSTEMS INC., a Delaware corporation ("Holdco"), and ASI ACQUISITION, INC., a California corporation and a direct wholly-owned subsidiary of Holdco ("Merger Sub 1").

      The parties hereto entered into an Agreement and Plan of Merger dated as of September 11, 2000 (the "Merger Agreement") providing for the acquisition of Holdco by Optivision by means of the merger of Merger Sub with and into Optivision, and wish to amend the Merger Agreement as provided herein

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

      1.    The Merger Agreement is hereby amended as follows:

            (a) The following new Section 1.0 is hereby added as the first section of Article I:

                  "Section 1.0: Merger Subsidiary. The parties hereto will take all action necessary to cause the formation of a new wholly-owned subsidiary of Holdco ("Merger Sub 2") which shall be merged with and into Optivision in accordance with the terms of this Agreement, and all references to Merger Sub in this Agreement shall henceforth mean Merger Sub 2."

            (b) Section 4.11 is hereby amended by adding thereto the following language:

                  ", and cancel 19,740,000 shares of Holdco Stock immediately after the Effective Time."

            (c) Section 6.1(b) is hereby amended by deleting the date "December 31, 2000" and inserting in lieu thereof the date "April 15, 2001."

      2. Terms defined in the Merger Agreement shall have their defined meanings when used herein.

      3. As amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

      4. This Amendment shall be construed and enforced in accordance with the laws of the State of California.

OPTIVISION, INC.                            AMNIS SYSTEMS INC.


By: /s/ Michael A. Liccardo                 By: /s/ Jason John
    --------------------------------            --------------------------------
Name: Michael A. Liccardo                   Name: Jason John
      ------------------------------              ------------------------------
Title: President/CEO                        Title: President/CEO
       -----------------------------               -----------------------------


                                            ASI ACQUISITION INC.

                                            By: /s/ Jason John
                                                --------------------------------
                                            Name: Jason John
                                                  ------------------------------
                                            Title: President/CEO
                                                   -----------------------------